Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-126016, 333-152705, 333-166434, 333-195410, 333-217414, 333-219063, 333-231988, 333-256752 and 333-272520) of Patterson-UTI Energy, Inc. of our report dated February 13, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
July 17, 2023